UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 20, 2018

DCP MIDSTREAM, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 17th Street, Suite 2500

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(303) 595-3331

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry in Material Definitive Agreement.

On August 20, 2018, DCP Midstream, LP (the “Partnership”), DCP Midstream GP, LP, and DCP Midstream GP, LLC (collectively, the “DCP Parties”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BTIG, LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC (each, a “Manager” and collectively, the “Managers”). Pursuant to the Equity Distribution Agreement, the Partnership may issue and sell, from time to time, through the Managers, common units representing limited partner interests in the Partnership (the “Common Units”) having an aggregate offering price of up to $750,000,000 (the “Offering”). The Partnership intends to use the net proceeds of the Offering for general partnership purposes, which may include, among other things, repaying or refinancing all or a portion of its indebtedness and funding working capital, capital expenditures or acquisitions. Under the terms of the Equity Distribution Agreement, the Partnership may also sell the Common Units from time to time to any Manager as principal for its own account, at a price to be agreed upon at the time of sale. Any sale of the Common Units to a Manager as principal would be pursuant to the terms of a separate terms agreement between the Partnership and such Manager.

The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Partnership’s Registration Statement on Form S-3 (Registration No. 333-219927) filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 11, 2017, which was declared effective on August 18, 2017, and as supplemented by a prospectus supplement filed with the Commission on August 20, 2018, pursuant to Rule 424(b)(5) of the Securities Act.

The Equity Distribution Agreement contains customary representations, warranties, and other terms, including an agreement by the DCP Parties to indemnify the Managers against certain liabilities arising under the Securities Act, or to contribute to payments the Managers may be required to make in respect of those liabilities.

The description of the Equity Distribution Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

The Managers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking, and investment banking services for the Partnership and its affiliates, for which they received, or will receive, customary fees and expense reimbursement. Affiliates of the Managers are lenders under the Partnership’s revolving credit facility. To the extent the Partnership uses proceeds from the Offering to repay indebtedness under its revolving credit facility, such affiliates may receive a portion of the proceeds from the Offering.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with entering into the Equity Distribution Agreement described under Item 1.01 above, effective as of August 20, 2018, the DCP Parties terminated an equity distribution agreement (the “Prior Equity Distribution Agreement”) dated as of September 5, 2014 with Citigroup Global Markets Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc., Morgan Stanley & Co. LLC, and Wells Fargo Securities, LLC (the “Former Managers”). Certain of the Former Managers are also Managers under the Equity Distribution Agreement described under Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated as of August 20, 2018, by and among DCP Midstream, LP, DCP Midstream GP, LP, DCP Midstream GP, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BTIG, LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Holland & Hart LLP.

8.1	Opinion of Holland & Hart LLP, as to certain tax matters.

23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1).

23.2	Consent of Holland & Hart LLP (included in Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2018

DCP MIDSTREAM, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

	By:	DCP MIDSTREAM GP, LLC
its General Partner

		By:	/s/ Sean P. O’Brien
		Name:	Sean P. O’Brien
		Title:	Group Vice President and Chief Financial Officer